Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
Evelyn T. Furukawa
700 South Flower Street, Suite 500
Los Angeles, California 90017
213.630.6463
(Name, address and telephone number of agent for service)

Comstock Resources, Inc.
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	94-1667468 (I.R.S. employer identification no.)

5300 Town and Country Blvd., Suite 500 Frisco, Texas (Address of principal executive offices)	75034 (Zip code)

COMSTOCK OIL & GAS, LP
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	75-2272352 (I.R.S. employer identification no.)

5300 Town and Country Blvd., Suite 500 Frisco, Texas (Address of principal executive offices)	75034 (Zip code)

COMSTOCK OIL & GAS-LOUISIANA, LLC
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-0012430 (I.R.S. employer identification no.)

5300 Town and Country Blvd., Suite 500 Frisco, Texas (Address of principal executive offices)	75034 (Zip code)

COMSTOCK OIL & GAS GP, LLC
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	NOT APPLICABLE (I.R.S. employer identification no.)

5300 Town and Country Blvd., Suite 500 Frisco, Texas (Address of principal executive offices)	75034 (Zip code)

COMSTOCK OIL & GAS INVESTMENTS, LLC
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	90-0155903 (I.R.S. employer identification no.)

5300 Town and Country Blvd., Suite 500 Frisco, Texas (Address of principal executive offices)	75034 (Zip code)

COMSTOCK OIL & GAS HOLDINGS, INC.
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	75-2968982 (I.R.S. employer identification no.)

5300 Town and Country Blvd., Suite 500 Frisco, Texas (Address of principal executive offices)	75034 (Zip code)

Debt Securities
(Title of the Indenture Securities)
1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 5 day of October, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Assistant Treasurer

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Comstock Resources, Inc., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Julie Hoffman-Ramos
Julie Hoffman-Ramos
Assistant Treasurer

Houston, Texas
October 5, 2009

EXHIBIT 7
REPORT OF CONDITION
Consolidating domestic subsidiaries of
     The Bank of New York Mellon Trust Company, N.A.
     In the state of CA at close of business on June 30, 2009
published in response to call made by (Enter additional information below)
Statement of Resources and Liabilities

	Dollar Amounts in
	Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$4,627
Interest-bearing balances		111,263
Securities:
Held-to-maturity securities		22
Available-for-sale securities		492,259
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0

Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		11,783
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		876,153
Other intangible assets		258,262
Other assets		157,588

Total assets		$1,911,958

REPORT OF CONDITION (Continued)

	Dollar Amounts in Thousands
LIABILITIES
Deposits:
In domestic offices		$599
Noninterest-bearing	599
Interest-bearing	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (including mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		195,831

Total liabilities		465,121

EQUITY CAPITAL
Bank Equity Capital
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		321,726
Accumulated other comprehensive income		2,591
Other equity capital components		0

Total bank equity capital		1,446,837
Minority interest in consolidated subsidiaries		0

Total equity capital		1,446,837

Total liabilities, minority interest, and equity capital		$1,911,958

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.	I, Karen Bayz, Managing Director /s/ Karen A. Bayz
(Name, Title)

of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Troy Kilpatrick, Managing Director	/s/ Troy Kilpatrick

Director #2	Frank Sulzberger, Managing Director	/s/ Frank Sulzberger

Director #2	William Lindelof, Managing Director	/s/ William Lindelof